AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NICOLET BANKSHARES, INC.

AND

MID-WISCONSIN FINANCIAL SERVICES, INC.

Dated as of November 28, 2012

6244407/10

TABLE OF CONTENTS

Page

Parties

                                                                                                                     1

Preamble

                                                                                                                     1

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1

1.1

Merger

1

1.2

Bank Merger

2

1.3

Effective Time

2

1.4

Time and Place of Closing

2

ARTICLE 2

TERMS OF MERGER

2

2.1

Articles of Incorporation

2

2.2

Bylaws

2

2.3

Directors.

2

2.4

Officers.

2

ARTICLE 3

MANNER OF CONVERTING SHARES

3

3.1

Conversion of Target Shares

3

3.2

Cancellation of Stock Options

4

ARTICLE 4

EXCHANGE OF SHARES

4

4.1

Exchange Procedures

4

4.2

Rights of Former Target Shareholders

5

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TARGET

5

5.1

Organization, Standing, and Power

5

5.2

Authority of Target; No Breach By Agreement

6

5.3

Capital Stock

7

5.4

Target Subsidiaries

7

5.5

SEC Filings; Financial Statements

8

5.6

Absence of Undisclosed Liabilities

8

5.7

Loan Portfolio

9

5.8

Absence of Certain Changes or Events

9

5.9

Tax Matters

10

5.10

Allowance for Possible Loan Losses

11

5.11

Assets

11

5.12

Intellectual Property

13

5.13

Environmental Matters

13

5.14

Compliance with Laws

14

5.15

Labor Relations

14

5.16

Employee Benefit Plans

15

5.17

Material Contracts

20

-i-

5.18

Legal Proceedings

20

5.19

Regulatory Reports

21

5.20

Internal Accounting and Disclosure Controls

21

5.21

Community Reinvestment Act

21

5.22

Privacy of Customer Information

21

5.23

Technology Systems

22

5.24

Bank Secrecy Act Compliance

22

5.25

Target Disclosure Memorandum

22

5.26

Board Recommendation

22

5.27

Brokers

23

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

23

6.1

Organization, Standing and Power

23

6.2

Authority of Purchaser; No Breach By Agreement

23

6.3

Capital Stock

24

6.4

Purchaser Subsidiaries

25

6.5

Financial Statements

25

6.6

Absence of Undisclosed Liabilities

26

6.7

Absence of Certain Changes or Events

26

6.8

Tax Matters

27

6.9

Compliance with Laws

28

6.10

Legal Proceedings

29

6.11

Internal Accounting and Disclosure Controls

29

6.12

Community Reinvestment Act

29

6.13

Board Recommendation

29

6.14

Brokers

29

6.15

Loan and Investment Portfolios

29

6.16

Allowance for Possible Loan Losses

30

6.17

Regulatory Reports

30

6.18

Bank Secrecy Act Compliance

30

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

31

7.1

Affirmative Covenants of Each Party

31

7.2

Negative Covenants of Target

31

7.3

Negative Covenants of Target

33

7.4

Adverse Changes in Condition

33

7.5

Reports

34

ARTICLE 8

ADDITIONAL AGREEMENTS

34

8.1

Registration Statement; Proxy Statement; Shareholder Approval

34

8.2

Applications

35

8.3

Filings of Articles of Merger

35

8.4

Investigation and Confidentiality

35

8.5

No Solicitations

36

8.6

Press Releases

37

-ii-

8.7

Tax Treatment

37

8.8

Agreement of Affiliates

37

8.9

Indemnification

37

8.10

Employee Benefits and Contracts

39

8.11

Authorization and Approval of Purchaser Common Stock

39

8.12

Supplemental Indenture

39

8.13

Repurchase or Redemption of Target Preferred Stock

40

8.14

Payment of Target Trust Preferred Interest Payments

40

8.15

Prosecution of Regulatory Approvals

40

8.16

Meetings of Shareholders

40

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

41

9.1

Conditions to Obligations of Each Party

41

9.2

Conditions to Obligations of Purchaser

42

9.3

Conditions to Obligations of Target

43

ARTICLE 10

 TERMINATION

44

10.1

Termination

44

10.2

Effect of Termination

46

10.3

Non-Survival of Representations and Covenants

46

10.4

Termination Payments

46

ARTICLE 11

MISCELLANEOUS

47

11.1

Definitions

47

11.2

Expenses

56

11.3

Entire Agreement

56

11.4

Amendments

56

11.5

Waivers

56

11.6

Assignment

57

11.7

Notices and Service of Process

57

11.8

Governing Law

58

11.9

Counterparts

58

11.10

Captions; Articles and Sections

58

11.11

Interpretations

58

11.12

Severability

58

EXHIBITS

Exhibit A

Bank Plan of Merger

Exhibit B

Target Director Nominees

Exhibit C-1

Form of Target Affiliate Agreement

Exhibit C-2

Form of Purchaser Affiliate Agreement

Exhibit D

Matters to be Opined Upon by Target Counsel

Exhibit E

Matters to be Opined Upon by Purchaser Counsel

-iii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 28, 2012, by and between NICOLET BANKSHARES, INC. (“Purchaser”), a Wisconsin corporation, and MID-WISCONSIN FINANCIAL SERVICES, INC. (“Target”), a Wisconsin corporation.

Preamble

The respective Boards of Directors of Target and Purchaser are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders.  This Agreement provides for the merger of Target with and into Purchaser (the “Merger”), pursuant to which the outstanding shares of Target Common Stock shall be converted into the right to receive either cash or shares of Purchaser Common Stock and the shareholders of Target (other than those shareholders who exchange their shares solely for cash) shall become shareholders of Purchaser.  Following the consummation of the Merger, Mid-Wisconsin Bank (“Target Bank”), a Wisconsin chartered bank, will merge with and into Nicolet National Bank (“Purchaser Bank”), a national bank chartered under the laws of the United States of America, in accordance with the terms of the Plan of Merger attached as Exhibit A.  The transactions described in this Agreement are subject to the approvals of the shareholders of Target and of Target Bank, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Wisconsin Department of Financial Institutions (the “DFI”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties of this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Certain terms used in this Agreement but not otherwise defined herein are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1

Merger.  Subject to the terms and conditions of this Agreement, Target shall be merged with and into Purchaser in accordance with the provisions of the Wisconsin Business Corporation Law (the “WBCL”).  Purchaser shall be the Surviving Entity resulting from the Merger and shall continue to be governed by the Laws of the State of Wisconsin.  The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Target and Purchaser.

1.2

Bank Merger.  Following the consummation of the Merger, Target Bank shall be merged with and into Purchaser Bank in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law and pursuant to the terms and conditions of the Bank Plan of Merger attached hereto as Exhibit A.

1.3

Effective Time.  The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time Articles of Merger reflecting the Merger shall become effective with the DFI (the “Effective Time”).  At the Effective Time, the separate corporate existence of Target shall cease, with Purchaser continuing as the Surviving Entity in the Merger.

1.4

Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. Central Time on the date (the “Closing Date”) on which the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree.  The Closing shall be held at the office of Bryan Cave LLP, 1201 West Peachtree Street, Atlanta, GA 30309, or at such location as may be mutually agreed upon by the Parties.

ARTICLE 2

TERMS OF MERGER

2.1

Articles of Incorporation.  At the Effective Time, the Articles of Incorporation of Purchaser in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Entity of the Merger.

2.2

Bylaws.  At the Effective Time, the Bylaws of Purchaser in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Entity of the Merger.

2.3

Directors.  From and after the Effective Time, the directors of Purchaser in office immediately prior to the Effective Time, together with the two nominees set forth in Exhibit B who are submitted by Target and approved by Purchaser’s Board of Directors (with such approval not to be unreasonably withheld) shall serve as the directors of the Surviving Entity of the Merger.  The two nominees submitted by Target set forth on Exhibit B shall serve until their terms expire or their earlier resignation or removal under the provisions of Purchaser’s Bylaws and shall thereafter be nominated for election at the first meeting of the Purchaser’s shareholders, as applicable, after the expiration of such nominees’ initial term.

2.4

Officers.  At the Effective Time, the officers of Purchaser in office immediately prior to the Effective Time shall serve as the officers of the Surviving Entity of the Merger.

ARTICLE 3

MANNER OF CONVERTING SHARES

3.1

Conversion of Target Shares.  Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Target, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a)

Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b)

Each share of Target Common Stock outstanding immediately prior to the Effective Time, other than Dissenting Shares, shares held by Target, State-Restricted Shares or Cash-Out Shares, shall automatically be converted at the Effective Time into the right to receive 0.3727 shares of Purchaser Common Stock (the “Stock Merger Consideration”).  Each share of Target Common Stock outstanding immediately prior to the Effective Time that is held by a holder of record of State-Restricted Shares or Cash-Out Shares shall automatically be converted at the Effective Time into the right to receive $6.15 in cash (the “Cash Merger Consideration”), payable by Purchaser.  Such shares to be converted are sometimes referred to herein as the “Outstanding Target Shares,” and the shares of Purchaser Common Stock and any cash to be delivered pursuant to this Section 3.1(b) or Section 3.1(c) are referred to as the “Merger Consideration.”  The Merger Consideration will be adjusted proportionately for any stock split, stock dividend, recapitalization, reclassification, or similar transaction that is effected by either Party, or for which a record date occurs, prior to the Effective Time, and the 200-share threshold for determining ownership of Cash-Out Shares may be adjusted by Purchaser if, after deducting payments for fractional shares, Dissenting Shares (assuming a $6.15 per share payment) and State-Restricted Shares from $500,000, the amount of cash payable for Cash-Out Shares at that threshold would not enable each holder of Cash-Out Shares to receive cash Merger Consideration for all of their shares.  In such a case, Purchaser may either (i) change the 200-share threshold to the highest number of shares that would enable all holders of Target Common Stock with record ownership of Target Common Stock below such threshold to receive Cash Merger Consideration for all of their shares of Target Common Stock or (ii) deliver Stock Merger Consideration in lieu of Cash Merger Consideration to all holders of Cash-Out Shares.

(c)

Notwithstanding any other provision of this Agreement, each holder of Outstanding Target Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Purchaser Common Stock multiplied by $6.15.  No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

(d)

At the Effective Time, each share of Target Common Stock that is held by Target shall be cancelled without consideration therefor.

(e)

No Dissenting Shares shall be converted in the Merger.  All such shares shall be canceled, and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Subchapter XIII of the WBCL; provided, however, that if any such shareholder fails to perfect his, her or its rights as a dissenting shareholder with respect to his, her or its Dissenting Shares in accordance with Subchapter XIII of the WBCL or withdraws or loses such holder’s Dissenter’s Rights, such shares held by such shareholder shall be deemed to have been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration to which the holder of such shares would have been entitled as of the Effective Time, without interest thereon.

3.2

Cancellation of Stock Options .  Prior to the Effective Time, Target will take such action as may be necessary or appropriate to cancel, as of the Effective Time, all outstanding stock options granted by Target under the Target Plans (“Target Options”), without any payment made in exchange therefor.

ARTICLE 4

EXCHANGE OF SHARES

4.1

Exchange Procedures.  Prior to the Effective Time, Purchaser shall select a transfer agent, bank or trust company to act as exchange agent (the “Exchange Agent”) to effect the delivery of the Merger Consideration to holders of Target Common Stock.  At the Effective Time, Purchaser shall deliver the Merger Consideration to the Exchange Agent.  Within five (5) days following the Effective Time, the Exchange Agent shall send to each holder of Outstanding Target Shares that owns shares of Target Common Stock as of the Effective Time a letter of transmittal (the “Letter of Transmittal”) for use in exchanging certificates previously evidencing shares of Target Common Stock (“Old Certificates”).  The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of the Merger Consideration to holders of Target Common Stock.  If any certificates for shares of Purchaser Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.  Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his, her or its Old Certificates, the holder thereof shall be paid the consideration to which he, she or it is entitled.  All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to Purchaser, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to Purchaser for payment or delivery of such property.  In no event will any holder of Target Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or Purchaser.

4.2

Rights of Former Target Shareholders.

(a)

At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized.  Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing Target Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor.  To the extent permitted by Law, former shareholders of record of Target shall be entitled to vote after the Effective Time at any meeting of Purchaser shareholders the number of whole shares of Purchaser Common Stock into which their respective shares of Target Common Stock are converted, regardless of whether such holders have exchanged their Old Certificates for certificates representing Purchaser Common Stock in accordance with the provisions of this Agreement.

(b)

Whenever a dividend or other distribution is declared by Purchaser on the Purchaser Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Purchaser Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Purchaser Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Old Certificate until such holder surrenders such Old Certificate for exchange as provided in Section 4.1.  However, upon surrender of such Old Certificate, both the Purchaser Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Old Certificate.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TARGET

Target hereby represents and warrants to Purchaser as follows:

5.1

Organization, Standing, and Power.

(a)

Target is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Wisconsin, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.  The minute book and other organizational documents for Target have been made available to Purchaser for its review and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

(b)

Target Bank is a bank duly organized, validly existing, and in good standing under the Laws of the State of Wisconsin, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  Target Bank is duly qualified or licensed to transact business and in good standing in jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.  The minute books and other organizational documents and corporate records for Target Bank have been made available to Purchaser for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceeding of the Board of Directors and shareholder thereof.  Target Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

5.2

Authority of Target; No Breach By Agreement.

(a)

Target has the corporate power and authority necessary to execute and deliver this Agreement, and each of the Target Entities has the corporate power and authority necessary to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target.  Subject to the requisite approval by Target’s shareholders and any applicable Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)

Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Target’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Target Entity or any resolution adopted by the board of directors or the shareholders of any Target Entity that is currently in effect, (ii) except as disclosed in Section 5.2(b) of the Target Disclosure Memorandum or except to the extent it would not have a Target Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Entity under, any Contract or Permit of any Target Entity, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) or except to the extent it would  not have a Target Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Target Entity or any of its Assets (including any Purchaser Entity or Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Purchaser Entity or Target Entity being reassessed or revalued by any Taxing authority, except where such Default would not have a Target Material Adverse Effect).

(c)

Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Over-the-Counter Bulletin Board, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Target of the Merger or the other transactions contemplated in this Agreement.

5.3

Capital Stock.

(a)

The authorized capital stock of Target consists of 6,000,000 shares of $0.10 par value per share Target Common Stock, of which 1,657,119 shares are issued and outstanding, and 50,000 shares of Target Preferred Stock, of which 10,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are issued and outstanding and 500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are issued and outstanding.  In addition, 30,510 shares of Target Common Stock are reserved for issuance pursuant to outstanding Target Options.  All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the WBCL.  To Target’s Knowledge, none of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past shareholders of Target.

(b)

The authorized capital stock of Target Bank consists of 668,500 shares of common stock, $5.00 par value per share.  All of the issued and outstanding shares of capital stock of Target Bank are duly and validly issued and outstanding and are fully paid and nonassessable.

(c)

Except as set forth in Section 5.3(a) or 5.3(b) of this Agreement, there are no (i) shares of capital stock, preferred stock or other equity securities of Target or Target Bank outstanding or (ii) outstanding Equity Rights relating to the capital stock of Target or Target Bank.

5.4

Target Subsidiaries.  Except as set forth in Section 5.4 of the Target Disclosure Memorandum, Target or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary.  No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity).  There are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary.  All of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid and nonassessable and are owned by the Target Entity free and clear of any Lien.  Each Target Subsidiary is either a bank, corporation or statutory trust, and each such Target Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted.  Each Target Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect.

5.5

SEC Filings; Financial Statements.

(a)

Target has timely filed all SEC Documents required to be filed by Target since January 1, 2010 (the “Target SEC Reports”).  The Target SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading.  No Target Subsidiary is required to file any SEC Documents.

(b)

Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6

Absence of Undisclosed Liabilities.  To Target’s Knowledge, the Target Entities have no Liabilities of a nature required to be reflected on the consolidated balance sheets prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Target Entities as of September 30, 2012, included in the Target Financial Statements or reflected in the notes thereto.  The Target Entities have not incurred or paid any Liability since September 30, 2012, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect; (ii) to legal, financial and other advisers in connection with the transactions contemplated by this Agreement; or (iii) set forth in Section 5.6 of the Target Disclosure Memorandum.

5.7

Loan Portfolio.  As of the date of this Agreement, all loans, discounts and financing leases reflected on the Target Financial Statements were, and with respect to the Target Financial Statements delivered as of the dates subsequent to the execution of this Agreement, will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business, (b) evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests that have been perfected.  Except as specifically set forth in Section 5.7 of the Target Disclosure Memorandum, no Target Entity is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by the Target Entities to be otherwise in Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Target, the FDIC or the DFI, or (iv) an obligation of any director, executive officer or 10% shareholder of Target who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

5.8

Absence of Certain Changes or Events.  Since September 30, 2012, except as disclosed in the Target Financial Statements or in Section 5.8 of the Target Disclosure Memorandum, (i) to Target’s Knowledge, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect, (ii) Target has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Target Common Stock and (iii) no Target Entity has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Target provided in Article 7.  Except as may result from the transactions contemplated by this Agreement, or as set forth in Section 5.8 of the Target Disclosure Memorandum, no Target Entity has since September 30, 2012:

(a)

borrowed any money other than deposits or overnight fed funds or entered into any capital lease or leases; or, except in the ordinary course of business and consistent with past practices:  (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any Lien any of its assets, sold, assigned or transferred any of its assets in excess of $50,000 in the aggregate or (iii) incurred any other Liability or loss representing, individually or in the aggregate, over $50,000;

(b)

suffered over $50,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(c)

failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

(d)

forgiven any debt owed to it in excess of $50,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities except in the ordinary course of business;

(e)

made any capital expenditure or capital addition or betterment in excess of $50,000;

(f)

entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $50,000;

(g)

except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Target Financial Statements;

(h)

authorized or issued any additional shares of Target Common Stock, Target Preferred Stock, or Equity Rights; or

(i)

entered into any agreement, contract or commitment to do any of the foregoing.

5.9

Tax Matters.

(a)

All Tax Returns required to be filed by or on behalf of any Target Entity have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all Tax Returns filed are complete and accurate in all material respects.  All Taxes shown on filed Tax Returns have been paid.  There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the Target Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.9 of the Target Disclosure Memorandum.  Target’s federal income Tax Returns have not been audited by the IRS.  All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.  There are no Liens with respect to Taxes upon any of the Assets of Target.

(b)

No Target Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c)

The provision for any Taxes due or to become due for any Target Entity for the period or periods through and including the date of the respective Target Financial Statements that has been made and is reflected on such Target Financial Statements is sufficient to cover all such Taxes.

(d)

Deferred Taxes of the Target Entities have been provided for in accordance with GAAP.

(e)

The Target Entities are in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except where any such failure to comply would not reasonably be expected to have a Target Material Adverse Effect.

(f)

No Target Entity has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Internal Revenue Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g)

There is no pending claim by any taxing authority of a jurisdiction where either the Target or Target Bank has not filed Tax Returns that either Target or Target Bank is subject to taxation in that jurisdiction.

(h)

Neither Target nor Target Bank has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than any “affiliated group” of which Target is the “common parent.”  Except as set forth in Section 5.9 of the Target Disclosure Memorandum, neither Target nor Target Bank is a party to any Tax sharing or Tax allocation agreement that will remain in affect after consummation to the Mergers contemplated by this Agreement.

(i)

Target has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

5.10

Allowance for Possible Loan Losses.  The allowance for possible loan or credit losses (the “Allowance”) shown on the consolidated balance sheets of the Target Entities included in the Target Financial Statements and the allowance shown on the consolidated balance sheets of the Target Entities as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate in the judgment of Target’s management and consistent with GAAP and applicable regulatory requirements or guidelines to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Target Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Target as of the dates thereof.

5.11

Assets.

(a)

Except as disclosed in Section 5.11 of the Target Disclosure Memorandum or as disclosed or reserved against in the Target Financial Statements, the Target Entities have good and marketable title, free and clear of all Liens, to their respective Assets, except for (i)

mortgages and encumbrances that secure indebtedness that is properly reflected in the Target Financial Statements or that secure deposits of public funds as required by law; (ii) Liens for taxes accrued but not yet payable; (iii) Liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or Assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration.  All tangible properties used in the business of the Target Entities are in satisfactory working condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Target’s past practices.  All Assets which are material to the Target Entities’ businesses on a consolidated basis, held under leases or subleases by a Target Entity, are held under valid Contracts enforceable against such Target Entity in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(b)

The Target Entities have paid all amounts due and payable under any insurance policies and guarantees applicable to the Target Entities and their respective Assets and operations; all such insurance policies and guarantees are in full force and effect, and all of the Target Entities’ material properties are insured in amounts, events and with deductibles, as set forth in Section 5.11(b) of the Target Disclosure Memorandum.  Since January 1, 2010 no Target Entity has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.  There are presently no claims for amounts exceeding in any individual case $50,000 pending under such policies of insurance, and no notices of claims in excess of such amounts have been given by a Target Entity under such policies.  Except as set forth in Section 5.11(b) of the Target Disclosure Memorandum, the Target Entities are not aware of any circumstances that could give rise to any claim for an amount exceeding $50,000, nor has any notice of such circumstance been given under such policies.

(c)

With respect to each lease of any real property or personal property to which any Target Entity is a party (whether as lessee or lessor) set forth on Section 5.11(c) of the Target Disclosure Memorandum, except for financing leases in which a Target Entity is lessor (i) such lease is in full force and effect in accordance with its terms against the Target Entity that is a party to the lease; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by the Target Entity that is a party to the lease; (iii) there exists no Default under such lease by the Target Entity that is party to the lease; and (iv) upon receipt of the consents described in Section 5.11(c) of the Target Disclosure Memorandum, the Mergers will not constitute a default or a cause for termination or modification of such lease.

(d)

No Target Entity has a legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its Assets except in the ordinary course of business consistent with past practices.

(e)

The Target Entities’ Assets include all Assets reasonably required to operate the businesses of the Target Entities as presently conducted.

5.12

Intellectual Property.  The Target Entities own or have a license to use the Intellectual Property used by the Target Entities in the course of their businesses.  The Target Entities own or have a license to any Intellectual Property sold or licensed to a third party by a Target Entity in connection with the Target Entities’ business operations, and the Target Entities have the right to convey by sale or license any Intellectual Property so conveyed.  No Target Entity has received notice of Default under any of their respective Intellectual Property licenses.  No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of the Target Entities with respect to Intellectual Property used, sold or licensed by the Target Entities in the course of their businesses, nor, to Target’s Knowledge, has any Person claimed or alleged any rights to such Intellectual Property.  To the Knowledge of the Target Entities, the conduct of the Target Entities’ businesses does not infringe any Intellectual Property of any other person.  Except as disclosed in Section 5.12 of the Target Disclosure Memorandum, no Target Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

5.13

Environmental Matters.

(a)

The Target Entities and their Operating Properties are, and have been, in compliance with all Environmental Laws.

(b)

There is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which the Target Entities or any of their Operating Properties (or the Target Entities in respect of such Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the Release into the indoor or outdoor Environment of any Hazardous Material, whether or not occurring in, at, on, under, about, adjacent to, or affecting (or potentially affecting) an Asset currently or formerly owned, leased, or operated by the Target Entities or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

(c)

During the period of (i) the Target Entities’ ownership or operation of any of their Assets, or (ii) the Target Entities’ holding of a security interest in an Operating Property, to the Knowledge of the Target Entities, there has been no Release of any Hazardous Material in, at, on, under, about, adjacent to, or affecting (or potentially affecting) such properties.  Prior to the period of (i) the Target Entities’ ownership or operation of any of its Assets, or (ii) the Target Entities’ holding of a security interest in an Operating Property, to the Knowledge of the Target Entities, there was no Release of any Hazardous Material in, at, on, under, about, or affecting any such property or Operating Property.

(d)

Target has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by a Target Entity pertaining to Hazardous Materials in, at, on, under, about, or affecting (or potentially affecting) any Asset, or concerning compliance by the Target Entities or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

(e)

To Target’s Knowledge, there are no aboveground or underground storage tanks, whether in use, out-of-service or closed, in, at, on, under, affecting or potentially affecting any of the Operating Properties.  Any above-ground or underground storage tanks removed by or on behalf of the Target Entities at or from any Asset were removed in accordance with Environmental Laws and no soil or groundwater contamination or Release resulted from the operation or removal of such tanks.

5.14

Compliance with Laws.  Target is a Wisconsin corporation and a registered bank holding company under the BHC Act, as amended, and has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where such Default would not have a Target Material Adverse Effect.  No Target Entity is:

(a)

in Default under any of the provisions of its respective Articles of Incorporation or Bylaws (or other governing instruments);

(b)

in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business except where such Default would not have a Target Material Adverse Effect; or

(c)

since January 1, 2010, in receipt of any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Target Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) except as set forth in Section 5.14(c) of the Target Disclosure Memorandum, requiring the Target Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies or its management.

(d)

Target Bank is a Wisconsin state bank whose deposits are, and will at the Effective Time be, insured by the FDIC to the extent such insurance is available.

5.15

Labor Relations.  No Target Entity is a party to any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization or other employee representative to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement, nor is there any pending or, to the Knowledge of the Target Entities, threatened strike, slowdown, picketing, work stoppage or other labor dispute involving

Target.  To the Knowledge of Target, there is no activity involving any employees of the Target Entities seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.16

Employee Benefit Plans.

(a)

Target and any other entities which now or in the past five years constitute a single employer within the meaning of Internal Revenue Code Section 414 are hereinafter collectively referred to as the “Target Group.”

(b)

The following agreements, plans or arrangements, whether formal or informal and whether or not documented in writing, which are presently in effect and which cover current or former employees, directors and/or other service providers of any member of the Target Group (collectively “Participants”) are referred to as the “Target Plans”:

(i)

Any employee benefit plan as defined in Section 3(3) of ERISA, and any trust or other funding agency created thereunder, or under which any member of the Target Group, with respect to employees, has any outstanding, present, or future obligation or liability, or under which any employee or former employee has any present or future right to benefits which are covered by ERISA; or

(ii)

Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Target Group maintains or to which any member of the Target Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

With respect to each Target Plan, Target has delivered to Purchaser true, complete and correct copies of the following (as applicable):  (1) the written document evidencing such Target Plan or, with respect to any such plan that is not in writing, a written description thereof; (2) the summary plan description; (3) any related trust agreements, insurance contracts or documents of any other funding arrangements; (4) material third party service provider agreements; (5) all amendments, modifications or supplements to any such document; (6) the three most recent Internal Revenue Service Forms 5500 required to have been filed, including all schedules thereto; (7) the three most recent audit and/or actuarial reports; (8) the most recent determination letter from the Internal Revenue Service; and (9) any notices to or from the Internal Revenue Service, any office or representative of the Department of Labor or any other governmental entity relating to any compliance issues in respect of any Target Plan.

(c)

Except as to those plans identified in Section 5.16 of the Target Disclosure Memorandum as Target Plans intended to be qualified under Section 401(a) of the Internal Revenue Code (the “Target Qualified Plans”), no member of the Target Group maintains a Target Plan which meets or was intended to meet the requirements of Section 401(a).  As to each Target Qualified Plan, the Internal Revenue Service has issued favorable determination letter(s)

to the effect that such Target Qualified Plan is a tax-qualified plan in form and that any related trust is exempt from taxation, and such determination letter(s) remain in effect and have not been revoked or, in the alternative, the Internal Revenue Service has issued favorable determination letter(s) to the effect that the prototype plan under which such Target Qualified Plan has been adopted is a tax-qualified plan in form and that any related trust is exempt from taxation, and that Target may rely upon such favorable determination letter(s) and, to the Knowledge of Target, such favorable determination letter(s) remain in effect and have not been revoked.  Copies of the most recent favorable determination letters and any outstanding requests for a favorable determination letter with respect to each Target Qualified Plan, if any, have been delivered to the Purchaser.  Except as to those plans identified in Section 5.16 of the Target Disclosure Memorandum, no Target Qualified Plan has been amended since the issuance of each respective most recent favorable determination letter.  The Target Qualified Plans currently are intended to comply in form with the requirements under Internal Revenue Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required.  To the Knowledge of Target, no issue concerning qualification of the Target Qualified Plans is pending before or is threatened by the Internal Revenue Service.  The Target Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Target Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Internal Revenue Code Section 401(a).  To the Knowledge of Target, no member of the Target Group or any fiduciary of any Target Qualified Plan has done anything that would adversely affect the qualified status of the Target Qualified Plans or the related trusts.  Any Target Qualified Plan which is required to satisfy Internal Revenue Code Sections 401(k)(3) and 401(m)(2) has been, or will be, tested for compliance with, and has satisfied, or will satisfy, the requirements of, such Sections of the Internal Revenue Code for each plan year ending prior to the Closing Date in accordance with the requirements of the Internal Revenue Code.

(d)

Except as set forth in Section 5.16 of the Target Disclosure Memorandum, each member of the Target Group is in, or will be in prior to the Closing Date, material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Target Plans and all reports and disclosures relating to the Target Plans required to be filed with or furnished to any governmental entity, Participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable Law.  Each member of the Target Group has made full and timely payment through all due dates falling on or before the Closing Date of all contributions which are required under the terms of each of the Target Plans and in accordance with applicable Law and Contracts and, to the extent applicable, consistent with past practice and actuarial recommendations, to be paid as a contribution to each Target Plan.  All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to Target Plans providing insured benefits for policy years or other applicable policy periods ending on or before the Closing Date.  Except as set forth in Section 5.16 of the Target Disclosure Memorandum, all other material obligations, whether arising by operation of applicable Law or by Contract, required to be performed with respect to each Target Plan on or before the Closing Date have been timely performed, and there have been no material defaults, omissions or violations by any party with respect to any Target Plan.  No member of the Target Group has made or is obligated to make any nondeductible contributions to any Target Plan.

(e)

Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group or any predecessors thereto maintains or has ever maintained, an “employee benefit pension plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.  No member of the Target Group or any predecessors thereto has any obligation or liability to contribute or has ever contributed to any “multiemployer plan” as defined in Section 3(37) of ERISA.  No member of the Target Group has incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for Participants, except as required to avoid an excise tax under Section 4980B of the Internal Revenue Code or comparable State benefit continuation laws.  Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no Target Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Internal Revenue Code, a “welfare benefit fund” within the meaning of Section 419 of the Internal Revenue Code, a “qualified asset account” within the meaning of Section 419A of the Internal Revenue Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f)

Except as set forth in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a “parachute payment,” as defined in Internal Revenue Code Section 280G(b) (determined without regard to Internal Revenue Code Section 280G(b)(2)(A)(ii)) or would be subject to tax under Section 4999 of the Internal Revenue Code.

(g)

Except as contemplated by Section 8.10 of this Agreement, no termination or partial termination of any Target Qualified Plan has occurred, or will occur, prior to the Closing Date and no notice of intent to terminate any Target Qualified Plan has been, or will be, issued by a member of the Target Group prior to the Closing Date.

(h)

No member of the Target Group has any remaining liability under any previously maintained Target Plan, whether maintained as a written or unwritten, formal or informal arrangement.

(i)

To the Knowledge of the Target Group, no member of the Target Group nor any other “disqualified person” or “party in interest” (as defined in Internal Revenue Code Section 4975 and ERISA Section 3(14), respectively) with respect to the Target Plans, has engaged in any non-exempt “prohibited transaction” (as defined in Internal Revenue Code Section 4975 or ERISA Section 406).  To the Knowledge of Target, all members of the Target Group and all fiduciaries with respect to the Target Plans, including any members of the Target Group which are fiduciaries as to a Target Plan, have complied in all respects with the requirements of ERISA Section 404, and to the Knowledge of Target, no member of the Target Group and no party in interest or disqualified person with respect to the Target Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Internal Revenue Code or a fine under ERISA.

(j)

Other than routine claims for benefits, to the Knowledge of Target, there are no actions, audits, investigations, suits or claims pending, or threatened against any Target Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Target Plan or against the assets of any Target Plan.

(k)

All assets attributable to any Target Plan that is subject to ERISA have been held in trust, unless a statutory or administrative exemption to the trust requirements of Section 403(a) of ERISA applies.  Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, no Target Plan is a self-funded or self-insured arrangement, and, with respect to each Target Plan that is funded in whole or in part through an insurance policy, no member of the Target Group has any liability in the nature of a retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Closing Date.  Any Target Plan funded in whole or in part with pre-tax contributions from Participants have been made in accordance with a written plan instrument that for all relevant periods has complied in form with the requirements under Internal Revenue Code Section 125, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

(l)

The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) maintained by the Target Group for Participants have been fully and accurately reflected on the Target Financial Statements to the extent required by and in accordance with GAAP.  Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, (i) the actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) for which the members of the Target Group are obligated have been fully and accurately reflected on the Target Financial Statements to the extent required by and in accordance with GAAP, and (ii) the assets of each Target Plan are reported at their fair market value on the books and records of such plans, unless otherwise stated in such books and records.

(m)

Each Target Plan that is a nonqualified plan of deferred compensation, within the meaning of Section 409A of the Internal Revenue Code, (i) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA or (ii) is exempt from all Parts of ERISA as an unfunded plan maintained exclusively for non-employee service providers.  For each such Target Plan, Section 5.16 of the Target Disclosure Memorandum contains a list of assets that are associated with such plan.

(n)

Each Target Plan that is a “nonqualified deferred compensation plan,” within the meaning of Section 409A(d)(1) of the Internal Revenue Code, maintained by one or more members of the Target Group has been operated since its date of inception in good faith compliance with the applicable provisions of Section 409A of the Internal Revenue Code; and has been since January 1, 2010, in documentary compliance with the applicable provisions of Section 409A or will be corrected in accordance with IRS Notice 2010-6, as modified by IRS

Notice 2010-80, prior to the Closing Date.  No member of the Target Group (i) has been required to report to any governmental entity any Taxes due as a result of a failure to comply with Section 409A; or (ii) has any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A.  To the Knowledge of Target, nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Target Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A.

(o)

The members of the Target Group have complied in all respects with the compensation limitations and corresponding disclosure and certification requirements imposed upon them under the Emergency Economic Stabilization Act of 2008, as amended, and all rules and regulations promulgated by the responsible agencies of the United States government under such Act as a result of the Target’s participation in the United States Treasury’s Capital Purchase Program.

(p)

The members of the Target Group, or any successor entity, may terminate any Target Plan prospectively at any time without further liability to any member of the Target Group or the successor entity, including, without limitation, any additional contributions, penalties, premiums, fees, surrender charges, market value adjustments or any other charges as a result of such termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Target Financial Statements.

(q)

Since September 30, 2012, except as disclosed in Section 5.16 of the Target Disclosure Memorandum, no member of the Target Group has (i) increased the rate of compensation payable or to become payable to any director, employee or other service provider of the Target Group, other than in the ordinary course of business and consistent with past practice; (ii) amended or entered into any employment, severance, change in control or similar Contract with any such director, employee or other service provider; (iii) paid or agreed to pay any bonuses or other compensation, other than in the ordinary course of business and consistent with past practice, to any such director, employee or other service provider; (iv) amended any Target Plan, other than any amendment required by Law; (v) adopted any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Target Plan; or (vi) terminated any existing Target Plan.

(r)

Except as disclosed in Section 5.16 of the Target Disclosure Memorandum, neither the execution and delivery of this Agreement, shareholder approval of the Agreement or the transaction contemplated hereby, nor the consummation of the transactions contemplated hereby, either alone or in combination with a subsequent event, will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code, but without regard to whether any such payment or portion thereof is reasonable compensation for personal services performed or to be performed in the future), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the a member of the Target Group under any Target Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits, (v) result in any limitation on the right of any member of the Target Group to amend, merge, terminate or receive a reversion of assets from any Target Plan or related trust, or (vi) result in any payment or portion of any payment that would not otherwise be deductible under Section 162(m) of the Internal Revenue Code.

5.17

Material Contracts.  Except as disclosed in Section 5.17 of the Target Disclosure Memorandum or otherwise reflected in the Target Financial Statements, neither the Target Entities nor any of their Assets, businesses, or operations is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Target Entities or the guarantee by a Target Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract that prohibits or restricts any Target Entity or employee thereof from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course of business with customers), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Target Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000) or (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet that is a financial derivative Contract (the “Target Contracts”).  With respect to each Target Contract: (i) the Contract is in full force and effect against the Target Entity; (ii) no Target Entity is in Default thereunder; (iii) no Target Entity has repudiated or waived any material provision of any such Contract; and (iv) to the Knowledge of any Target Entity, no other party to any such Contract is in Default in any respect, or has repudiated or waived any material provision thereunder.  All of the indebtedness of the Target Entities for money borrowed is prepayable at any time by such Target Entity without penalty or premium.  Payments under Target Contracts for products and services provided, licensed or sub-licensed by, or requiring a license for use or operation from, Jack Henry & Associates, Inc. or Fidelity Information Services, Inc. that are triggered by the consummation of the transactions contemplated hereby will not exceed an aggregate of $600,000, assuming solely for purposes of this calculation a May 31, 2013 Closing Date.

5.18

Legal Proceedings.

(a)

Section 5.18 of the Target Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Target Entity is a party and that names a Target Entity as a defendant or cross-defendant or for which such Target Entity has any potential Liability in excess of $50,000 or that otherwise would have, or reasonably be expected to have, a Target Material Adverse Effect.

(b)

There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any Target Entity as a result of examination by any bank or bank holding company Regulatory Authority.

5.19

Regulatory Reports.

(a)

Since January 1, 2010, the Target Entities have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.  As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)

Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target Regulatory Reports complied as to form in all material respects with the applicable published rules and regulations of the appropriate Regulatory Authorities, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of the Target Entities as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

5.20

Internal Accounting.  The Target Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

5.21

Community Reinvestment Act. Target Bank has complied in all material respects with the provisions of the Community Reinvestment Act (“CRA”) and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

5.22

Privacy of Customer Information.

(a)

The Target Entities are the sole owners or, in the case of participated loans, co-owners with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to the Purchaser Entities pursuant to this Agreement and the other transactions contemplated hereby.  For purposes of this Section 5.22, “IIPI” shall include any information relating to an identified or identifiable natural person.

(b)

The collection and use of such IIPI by the Target Entities, the transfer of such IIPI to the Purchaser Entities, and the use of such IIPI by the Purchaser Entities as contemplated by this Agreement complies with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Laws, and any contract or industry standard relating to privacy.

5.23

Technology Systems.

(a)

Since January 1, 2010, the Technology Systems have not suffered unplanned disruption causing a Target Material Adverse Effect.  Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Liens.  Access to business critical parts of the Technology Systems is not shared with any third party.

(b)

Details of the Target Entities’ disaster recovery and business continuity arrangements have been provided to Purchaser.

(c)

Except as set forth in Section 5.2(b) of the Target Disclosure Memorandum, no Target Entity has received notice of or is aware of any circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of the Target Entities’ agreements or arrangements relating to the Technology Systems (including maintenance and support).

5.24

Bank Secrecy Act Compliance.  Target Bank is in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs.  Target Bank has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. §21.21.

5.25

Target Disclosure Memorandum.  Target has delivered to Purchaser the Target Disclosure Memorandum containing certain information regarding Target as indicated at various places in this Agreement.  All information set forth in the Target Disclosure Memorandum shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Target under this Article 5.  The information contained in the Target Disclosure Memorandum and any updates thereto shall be deemed to be part of and qualify all representations and warranties contained in this Article 5 and the covenants in Article 7 to the extent applicable.

5.26

Board Recommendation.  The Board of Directors of Target, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Affiliate Agreements as set forth in Exhibit B and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders; (ii) approved this Agreement; and (iii) resolved to recommend that the holders of the shares of Target Common Stock approve this Agreement.

5.27

Brokers.  Except for Raymond James & Associates, Inc., no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Target Entity.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Target as follows:

6.1

Organization, Standing and Power.

(a)

Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Wisconsin, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  Purchaser is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  The minute book and other organizational documents for Purchaser have been made available to Target for its review and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

(b)

Purchaser Bank is a national bank duly organized, validly existing, and in good standing under the Laws of the United States of America, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  Purchaser Bank is duly qualified or licensed to transact business and in good standing in jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.  The minute books and other organizational documents and corporate records for Purchaser Bank have been made available to Target for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceeding of the Board of Directors and shareholder thereof.  Purchaser Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

6.2

Authority of Purchaser; No Breach By Agreement.

(a)

Purchaser has the corporate power and authority necessary to execute and deliver this Agreement, and each of the Purchaser Entities has the corporate power and authority necessary to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser.  Subject to receipt of the requisite Consents of Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)

Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Purchaser’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Purchaser Entity or any resolution adopted by the board of directors or the shareholders of any Purchaser Entity that is currently in effect, or (ii) except to the extent it would not have a Purchaser Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Purchaser Entity under, any Contract or Permit of any Purchaser Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), and except to the extent it would not have a Purchaser Material Adverse Effect, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Purchaser Entity or any of its Assets (including any Purchaser Entity or Target Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Purchaser Entity or Target Entity being reassessed or revalued by any Taxing authority).

(c)

Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Over-the-Counter Bulletin Board, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Purchaser of the Merger or the other transactions contemplated in this Agreement.

6.3

Capital Stock.

(a)

The authorized capital stock of Purchaser consists of 30,000,000 shares, $0.01 par value, of Purchaser Common Stock, of which 3,479,888 shares (including 54,475 shares of restricted stock granted but not yet vested under Purchaser’s employee benefit plans) are issued and 3,425,413 shares are outstanding, and 10,000,000 shares of Purchaser Preferred Stock, no par value, of which:  (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are authorized, but no shares are outstanding; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are authorized, but no shares are outstanding; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C (the “Purchaser

Series C Preferred Stock”), of which 24,400 shares are authorized, issued and outstanding.  In addition, 839,107 shares of Purchaser Common Stock are subject to outstanding Purchaser Options.  All of the issued and outstanding shares of Purchaser capital stock are, and all of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued, fully paid and nonassessable under the WBCL.  None of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger will be, and to Purchaser’s Knowledge, none of the outstanding shares of Purchaser capital stock has been, issued in violation of any preemptive rights of the current or past shareholders of Purchaser.

(b)

Except as set forth in Section 6.3 of this Agreement, there are no (i) shares of capital stock, preferred stock or other equity securities of Purchaser outstanding or (ii) outstanding Equity Rights relating to the capital stock of Purchaser.

6.4

Purchaser Subsidiaries.  Except as set forth in Section 6.4 of the Purchaser Disclosure Memorandum, Purchaser or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Purchaser Subsidiary.  No capital stock (or other equity interest) of any Purchaser Subsidiary is or may become required to be issued (other than to another Purchaser Entity) by reason of any Equity Rights, and there are no Contracts by which any Purchaser Subsidiary is bound to issue (other than to another Purchaser Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Purchaser Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Purchaser Subsidiary (other than to another Purchaser Entity).  There are no Contracts relating to the rights of any Purchaser Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Purchaser Subsidiary.  All of the shares of capital stock (or other equity interests) of each Purchaser Subsidiary held by a Purchaser Entity are fully paid and (except pursuant to 12 U.S.C. Section 55) nonassessable and are owned by the Purchaser Entity free and clear of any Lien.  Each Purchaser Subsidiary is either a bank, a corporation, a statutory trust or a limited liability company, and each such Purchaser Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted.  Each Purchaser Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

6.5

Financial Statements.  Purchaser has delivered to Target copies of all Purchaser Financial Statements and will deliver to Target copies of all similar financial statements prepared subsequent to the date hereof.  The Purchaser Financial Statements and any supplemental financial statements (as of the date thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Purchaser, which are and will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, (b) present or will present, as the case may be and in all material respects, fairly the financial position of Purchaser as of the dates indicated and the results of operation, changes in shareholders’ equity, and cash flows of Purchaser for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereof or, in the case of interim financial statements, to the normal recurring year-end adjustments that are not material in any amount or effect), and (c) do not or will not, as the case may be, contain any untrue statement of a material fact omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.6

Absence of Undisclosed Liabilities.  To Purchaser’s Knowledge, the Purchaser Entities have no Liabilities of a nature required to be reflected on consolidated balance sheets prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheet of the Purchaser Entities as of September 30, 2012, included in the Purchaser Financial Statements or reflected in the notes thereto.  The Purchaser Entities have not incurred or paid any Liability since September 30, 2012, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect, or (ii) in connection with the transactions contemplated by this Agreement.

6.7

Absence of Certain Changes or Events.  Since September 30, 2012, except as disclosed in the Purchaser Financial Statements, (i) to Purchaser’s Knowledge, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Purchaser Material Adverse Effect, (ii) Purchaser has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any Shares of Purchaser Common Stock and (iii) none of the Purchaser Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Purchaser provided in Article 8.  Except as may result from the transactions contemplated by this Agreement, no Purchaser Entity has, since September 30, 2012:

(a)

suffered over $150,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(b)

failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

(c)

forgiven any debt owed to it in excess of $150,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities except in the ordinary course of business;

(d)

except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Purchaser Financial Statements;

(e)

except as required by the terms of this Agreement or pursuant to the exercise of outstanding Purchaser Options, authorized or issued any additional shares of Purchaser Common Stock, Purchaser Preferred Stock or Equity Rights of the Purchaser; or

(f)

entered into any agreement, contract or commitment to do any of the foregoing.

6.8

Tax Matters.

(a)

All Tax Returns required to be filed by or on behalf of any Purchaser Entity have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time and all Tax Returns filed are complete and accurate in all material respects.  All Taxes shown on filed Tax Returns have been paid.  The Purchaser Financial Statements reflect adequate reserves for any audit examination, deficiency, or refund Litigation with respect to any Taxes.  Except for an audit of its 2010 consolidated federal income tax return, Purchaser’s federal income Tax Returns have not been audited by the IRS.  All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid and, to Purchaser’s Knowledge, Purchaser shall not incur any interest, penalty or assessment in excess of $150,000 as a result of the audit of Purchaser’s 2010 consolidated federal income tax return.  There are no Liens with respect to Taxes upon any of the Assets of Purchaser.

(b)

No Purchaser Entity has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c)

The provision for any Taxes due or to become due for any Purchaser Entity for the period or periods through and including the date of the respective Purchaser Financial Statements that has been made and is reflected on such Purchaser Financial Statements is sufficient to cover all such Taxes.

(d)

Deferred Taxes of the Purchaser Entities have been provided for in accordance with GAAP.

(e)

The Purchaser Entities are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except where any such failure to comply would not reasonably be expected to have a Purchaser Material Adverse Effect.

(f)

No Purchaser Entity has experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Internal Revenue Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g)

To the Knowledge of the Purchaser Entities, there is no pending claim by any taxing authority of a jurisdiction where either the Purchaser or Purchaser Bank has not filed Tax Returns that either Purchaser or Purchaser Bank is subject to taxation in that jurisdiction.

(h)

Neither Purchaser nor Purchaser Bank has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than the “affiliated group” of which Purchaser is the “common parent.”  Neither Purchaser nor Purchaser Bank is a party to any Tax sharing or Tax allocation agreement that will remain in effect after consummation to the Mergers contemplated by this Agreement.

(i)

Purchaser has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1 or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

6.9

Compliance with Laws.  Purchaser is a Wisconsin corporation and a registered bank holding company under the BHC Act, as amended, and has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where such Default would not have a Purchaser Material Adverse Effect.  No Purchaser Entity is:

(a)

in Default under any of the provisions of its respective Articles of Incorporation or Bylaws (or other governing instruments);

(b)

in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except where such Default would not have a Purchaser Material Adverse Effect; or

(c)

since January 1, 2010, in receipt of any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Purchaser Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) requiring the Purchaser Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies or its management.

(d)

Purchaser Bank is a national bank chartered under the Laws of the United States of America whose deposits are, and will at the Effective Time be, insured by the FDIC to the extent such insurance is available.

6.10

Legal Proceedings.

(a)  There is no Litigation instituted, pending or, to the Knowledge of Purchaser, threatened, against any Purchaser Entity, or against any employee benefit plan of the Purchaser Entities, or against any Asset, interest or right of any of them, that in any case individually seeks damages in excess of $50,000 and that otherwise would have, or reasonably be expected to have, a Purchaser Material Adverse Effect.

(b)

There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any Purchaser Entity as a result of examination by any bank or bank holding company regulatory authority.

6.11

Internal Accounting.  The Purchaser Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

6.12

Community Reinvestment Act.  Purchaser Bank has complied in all material respects with the provisions of the CRA and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” and has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

6.13

Board Recommendation.  The Board of Directors of Purchaser, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders; and (ii) approved this Agreement.

6.14

Brokers.  Except for Sandler O’Neill & Partners, L.P., no broker, finder, or investment banker is entitled to any brokerage fee, finder’s fee, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

6.15

Loan and Investment Portfolios.  As of the date of this Agreement, all loans, discounts and financing leases reflected on the Purchaser Financial Statements were, and with respect to the Purchaser Financial Statements delivered as of the dates subsequent to the execution of this Agreement, will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business, (b) evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests that have been perfected.  Except as set forth in Section 6.15 of the Purchaser Disclosure Memorandum, no Purchaser Entity is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end or other date referenced in such schedule, (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by the Purchaser Entities to be otherwise in Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by Purchaser, the FDIC or the DFI, or (iv) an obligation of any director, executive officer or 10% shareholder of Purchaser who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing

6.16

Allowance for Possible Loan Losses.  The Allowance shown on the consolidated balance sheets of the Purchaser Entities included in the Purchaser Financial Statements and the allowance shown on the consolidated balance sheets of the Purchaser Entities as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate in the judgment of Purchaser’s management and consistent with GAAP and applicable regulatory requirements or guidelines to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Purchaser Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Purchaser as of the dates thereof.

6.17

Regulatory Reports.

(a)

Since January 1, 2010, the Purchaser Entities have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.  As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)

Each of the Purchaser Financial Statements (including, in each case, any related notes) contained in the Purchaser Regulatory Reports complied as to form in all material respects with the applicable published rules and regulations of the appropriate Regulatory Authorities, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of the Purchaser Entities as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

6.18

Bank Secrecy Act Compliance.  Purchaser Bank is in compliance in all material respects with the provisions of the Bank Secrecy Act, and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs.  Purchaser Bank has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. §21.21.

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1

Affirmative Covenants of Each Party.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and material Assets and maintain its rights and franchises, and (c) take no action that would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

7.2

Negative Covenants of Target.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Purchaser shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Target covenants and agrees that it will not do or agree or commit to do or permit any Target Entity to agree or commit to do any of the following:

(a)

amend the Articles of Incorporation, Bylaws or other governing instruments of any Target Entity in any manner that adversely affects the rights of the holders of Target capital stock, or

(b)

incur or permit any Target Subsidiary to incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of business of Target or any Target Subsidiary consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Target Entity, of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, Bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof; or

(c)

repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans or in connection with the exercise of its existing Target Options), directly or indirectly, any shares, with the exception of the redemption or repurchase of the Target Preferred Stock pursuant to Section 9.1(g) hereof, or any securities convertible into any shares, of Target’s capital stock, or declare or pay any dividend or make any other distribution in respect of Target’s capital stock other than the Target Preferred Stock; or

(d)

issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of Target, or any stock appreciation rights, or any option, warrant, or other Equity Right, except pursuant to the exercise of Target Options; or

(e)

adjust, split, combine or reclassify any shares of Target Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

(f)

except for purchases of securities in the ordinary course of business, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

(g)

(i) increase the rate of compensation payable or to become payable to any director, employee or consultant of the Target Group, other than in the ordinary course of business and consistent with past practice or, in the case of any consultant of the Target Group, payment at his, her or its existing hourly rates in connection with the negotiation of this agreement and the consummation of the transactions contemplated herein; (ii) amend or enter into any employment, severance, change in control or similar Contract with any such director, employee or other service provider; (iii) pay or agree to pay any bonuses or other compensation, other than in the ordinary course of business and consistent with past practice, to any such director, employee or other service provider; (iv) amend any Target Plan, other than any amendment required by Law; (v) adopt any new plan, program, policy or arrangement, which if it existed as of the Closing Date, would constitute a Target Plan; or (vi) terminate any existing Target Plan; or

(h)

make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

(i)

commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Target Entity for over $50,000 in money damages or any restrictions upon the operations of the Target Entities; or

(j)

except in the ordinary course of business, enter into, modify, amend or terminate any Contract (including any loan Contract with an unpaid balance) or waive, release, compromise or assign any right or claim in an amount exceeding $50,000.

7.3

Negative Covenants of Purchaser.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Purchaser shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Purchaser covenants and agrees that it will not do or agree or commit to do or permit any Purchaser Entity to agree or commit to do any of the following:

(a)

amend the Articles of Incorporation, Bylaws or other governing instruments of any Purchaser Entity, or

(b)

repurchase, redeem, or otherwise acquire or exchange (other than transactions under employee benefit plans in the ordinary course of business or repurchases of up to an aggregate of 10,000 shares of Purchaser Common Stock), directly or indirectly, any shares, or any securities convertible into any shares, of Purchaser’s capital stock, or declare or pay any dividend or make any other distribution in respect of Purchaser’s capital stock except for scheduled dividends on the Purchaser Series C Preferred Stock); or

(c)

except as required by the terms of this Agreement or as set forth in Section 7.3(c) of the Purchaser Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Purchaser Common Stock or any other capital stock of Purchaser, or any stock appreciation rights, or any option, warrant, or other Equity Right, except in the ordinary course of business; or

(d)

adjust, split, combine or reclassify any shares of Purchaser Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Purchaser Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $150,000 other than in the ordinary course of business for reasonable and adequate consideration; or

(e)

make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP.

7.4

Adverse Changes in Condition.  Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly remedy the same.

7.5

Reports.  Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1

Purchaser Registration Statement.

(a)

Purchaser will promptly prepare and file a Registration Statement on Form S-4 (which will include the Proxy Statement) complying with all the requirements of the 1933 Act (and the rules and regulations thereunder) applicable thereto, for the purpose, among other things, of registering the Purchaser Common Stock that will be issued to the holders of Target Common Stock pursuant to the Merger.  Purchaser shall use commercially reasonable efforts to file the Registration Statement within 60 days after the date hereof, to cause the Registration Statement to become effective as soon as practicable, to qualify the Purchaser Common Stock under the Securities Laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.  As a result of the registration of the Purchaser Common Stock pursuant to the Registration Statement, such stock shall be freely tradable by the shareholders of Target except to the extent that the transfer of any shares of Purchaser Common Stock received by shareholders of Target is subject to the provisions of Rule 145 under the Securities Act or restricted under applicable Tax rules.  Target and its counsel shall have reasonable opportunity to review and comment on the Registration Statement being filed with the SEC and any responses filed with the SEC regarding the Registration Statement.  The Parties shall deliver to each other copies of all filings, correspondence, orders and any other documents to and from all Regulatory Authorities, including the SEC, and shall promptly relay to each other any oral communications to and from all such Regulatory Authorities, in connection with the Form S-4 and any documents related thereto.

(b)

Each of the Parties will cooperate in the preparation of the Registration Statement and Proxy Statement that complies with the requirements of the Securities Laws, for the purpose of submitting this Agreement and the transactions contemplated hereby to the Target’s shareholders and to the Purchaser’s shareholders for approval.  Each of the Parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its Subsidiaries, as applicable, as the other Party may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement.  None of the information to be supplied by the Parties for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) the Proxy Statement will, at the date it is first mailed to the Target’s shareholders and at the time of the Target shareholders’ meeting (except to the extent amended or supplemented by a subsequent communication), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any other document filed with any other regulatory agency in connection herewith will, at the time such document is filed, fail to comply as to form in all material respects with the provisions of applicable Law.  The Proxy Statement will comply as to form in all material respects with any applicable requirements of the 1934 Act and the rules and regulations thereunder, except that no representation or warranty is made by either Party with respect to statements made or incorporated by reference therein based on information supplied by the other Party for inclusion or incorporation by reference in the Proxy Statement.

8.2

Applications.  Purchaser shall promptly prepare and file, and Target shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.  Purchaser shall use commercially reasonable efforts to file such applications  no later than sixty (60) days from the date hereof.  The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities and shall promptly relay to each other any oral communications to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

8.3

Filings of Articles of Merger.  Upon the terms and subject to the conditions of this Agreement, Purchaser shall execute and file Articles of Merger for the Merger with the DFI in connection with the Closing.

8.4

Investigation and Confidentiality.

(a)

Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Mergers and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.  No investigation by a Party shall affect the representations and warranties of the other Party.

(b)

The Parties will not disclose, and will cause their respective representatives to not disclose, directly or indirectly, before or after the consummation or termination of this Agreement, any confidential information, whether written or oral, furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions, to any Person for any reason other than in connection with the regulatory notice and application process or as otherwise required by Law or, after termination of this Agreement pursuant to Section 10.1 hereof, use such Subject Information for its own purposes or for the benefit of any other Person under any circumstances.  The term “Subject Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a Breach of this Agreement by the disclosing Party, (ii) was available to the disclosing Party on a non-confidential basis from a source other than the non-disclosing Party or (iii) was independently acquired or developed without violating any obligations of this Agreement.  If this Agreement is terminated prior to the Effective Time, each

Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party.

(c)

Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable.

8.5

No Solicitations.

(a)

Except as contemplated by Section 8.5(c) of this Agreement and prior to the Effective Time or until the termination of this Agreement, Target shall not, and shall use its best efforts to ensure that its directors, officers, employees, advisers and agents shall not, directly or indirectly, without the prior written approval of Purchaser,

(i)

solicit, initiate or authorize inquiries, discussions, negotiations, or submissions of proposals with respect to, furnish any information regarding, enter into any Contract with respect to or participate in any Acquisition Proposal;

(ii)

knowingly provide or furnish any nonpublic information about or with respect to the Target and Target Bank; or

(iii)

subject to Section 8.5(c) below, withdraw its recommendation to the holders of Target Common Stock regarding the Merger or make a recommendation regarding any Acquisition Transaction.

(b)

Target shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above and will notify Purchaser promptly if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with any of its officers, directors, agents and affiliates.

(c)

Nothing contained in this Section 8.5 shall prohibit any officer or director of Target from taking any action that the Board of Directors of Target shall determine in good faith, after consultation with legal counsel, is required by law or is required to discharge his or her fiduciary duties to Target and its shareholders, including the approval of an Acquisition Proposal and the termination of this Agreement.

(d)

Target shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted with respect to any Acquisition Transaction except those contemplated by this Agreement.

(e)

Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, including but not limited to the identity of the Person making the offer, proposal, inquiry or request and the terms of such offer, proposal, inquiry or request, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

8.6

Press Releases.  Prior to the Effective Time, Target and Purchaser shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure its legal counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law, including any disclosure obligations that may be imposed by the SEC.

8.7

Tax Treatment.  Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Mergers to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes and to take no action which would cause the Mergers not to so qualify.

8.8

Agreement of Affiliates.

(a)

Target shall use its reasonable efforts to cause each Person set forth on Section 8.8 of the Target Disclosure Memorandum to deliver to Purchaser not later than 30 days after the date of this Agreement, a written agreement substantially in the form of Exhibit C-1.

(b)

Purchaser shall use its reasonable efforts to cause each Person set forth in Section 8.8 of the Purchaser’s Disclosure Memorandum to deliver to Target not later than 30 days after the date of this Agreement, a written agreement substantially in the Form of Exhibit C-2.

8.9

Indemnification and Insurance.

(a)

Purchaser covenants and agrees that all rights to indemnification (including, without limitation, rights to mandatory advancement of expenses) and all limitations of liability existing in favor of indemnified parties under Target’s Articles of Incorporation and Bylaws as in effect as of the date of this Agreement with respect to matters occurring prior to or at the Effective Time (an “Indemnified Party”) shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period concurrent with the applicable statute of limitations; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Purchaser is notified in writing within such period shall continue until the final disposition of such claim.  Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against Purchaser under such subparagraph, notify Purchaser in writing of the commencement thereof.  In case any such action shall be brought against any Indemnified Party, Purchaser shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from Purchaser to such Indemnified Party of its election so to assume the defense thereof, Purchaser shall not be liable to such Indemnified Party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party; provided, however, if Purchaser elects not to assume such defense or if counsel for the Indemnified Party advises

Purchaser in writing that there are material substantive issues that raise conflicts of interest between Purchaser or Target and the Indemnified Party, such Indemnified Party may retain counsel satisfactory to it, and Purchaser shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received.  Notwithstanding the foregoing, Purchaser shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in respect of such claim unless in the reasonable judgment of an Indemnified Party a conflict of interest exists between an Indemnified Party and any other Indemnified Parties in respect to such claims.

(b)

Target covenants and agrees that it shall use its best efforts to cause the persons serving as its officers or directors of the Target Entities immediately prior to the Effective Time to be covered for a period of six years from the Effective Time (or such lesser period of time reasonably acceptable to the Parties) by the directors’ and officers’ liability insurance policy maintained by Target with respect to acts or omissions occurring prior to or at the respective effective times that were committed by such officers and directors in their capacity as such; provided that (i) Purchaser may in its reasonable discretion with the consent of Target, with such consent not to be unreasonably withheld, substitute a policy or policies with at least the same coverage and amounts and terms and conditions that are no less advantageous (or with Target’s consent, given prior to the Effective Time, any other policy); and (ii) the aggregate premium to be paid by Target for such insurance shall not exceed 200% of the most current annual premium paid by Target for its directors and officers liability insurance without Purchaser’s prior approval.

(c)

Purchaser covenants and agrees that if Purchaser or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser shall assume the obligations set forth in this Section 8.9.

(d)

The provisions of this Section 8.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

(e)

The Parties acknowledge that Section 18(k) of the Federal Deposit Insurance Act provides that no payment may be made by any insured depository institution or its holding company for the benefit of any person who is or was an institution-affiliated party to pay or reimburse such person for any liability or legal expense with regard to any administrative proceeding or civil action instituted by the appropriate federal banking agency which results in a final order under which such person (1) is assessed a civil money penalty, (2) is removed or prohibited from participating in the conduct of the affairs of the insured depository institution, or (3) is required to take an affirmative action to correct or remedy a regulatory violation.  Accordingly, the Parties recognize that the indemnification provisions set forth in this Section 8.9 are subject to and limited by the provisions of Section 18(k) of the Federal Deposit Insurance Act and its accompanying regulations.

8.10

Employee Benefits and Contracts.  Following the Effective Time, Purchaser shall provide generally to officers and employees of the Target Entities who continue employment with Purchaser or any of its Subsidiaries employee benefits, including compensation, on terms and conditions which, when taken as a whole, are substantially similar to those then currently provided by Purchaser to its other similarly situated officers and employees.  For purposes of benefit accrual (but only for purposes of determining benefits accruing under payroll practices such as vacation policy or under fringe benefit programs that do not rise to the level of a “plan” within the meaning of Section 3(3) of ERISA) and for purposes of determining eligibility to participate and vesting determinations in connection with the provision of any such employee benefits generally, service with the Target Entities prior to the Effective Date shall be counted.  All accrued balances in Target’s Short Term Disability Bank as of December 31, 2012 shall transfer and otherwise be made available to each eligible employee of Target pursuant to the terms of Purchaser’s Long-Term Sick Pay policies then in effect, provided that upon a termination of employment, any such eligible employee shall be entitled to receive at least his or her accrued balance under Target’s Short Term Disability Bank as of December 31, 2012, to the extent not used under Purchaser’s Long-Term Sick Pay policies.  All 2013 accrued and unused paid time off balances of Target’s employees as of the Effective Time shall transfer to Purchaser’s Vacation Pay and Personal Pay policies and their applicable accrual schedules then in effect on a pro-rata basis.  If Purchaser shall terminate any “group health plan,” within the meaning of Section 4980B(g)(2) of the Internal Revenue Code, in which one or more employees of a Target Entity participated immediately prior to the Effective Time (a “Company Health Plan”), Purchaser shall cause any successor group health plan to waive any underwriting requirements; to give credit for any such employee’s participation in the Company Health Plan prior to the Effective Time for purposes of applying any waiting period and/or pre-existing condition limitations set forth therein; and, if such transition occurs during the middle of the plan year for such a Company Health Plan, to give credit towards satisfaction of any annual deductible limitation and out-of pocket maximum applied under such successor group health plan for any deductible amounts and co-payments previously paid by any such employee respecting his or her participation in that Company Health Plan during that plan year prior to the Effective Time.  Purchaser also shall be considered a successor employer for and shall provide to “qualified beneficiaries,” determined immediately prior to the Effective Time, under any Target Plan appropriate “continuation coverage” (as those terms are defined in Section 4980B of the Internal Revenue Code) following the Effective Time under either the Target Plan or any successor group health plan maintained by Purchaser.  At the request of Purchaser, the Target Entities will take all appropriate action to terminate, prior to the Effective Time, the Target’s Directors Deferred Compensation Plan and any retirement plan maintained by the Target Entities that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

8.11

Authorization and Approval of Purchaser Common Stock.  Purchaser shall, as of the date hereof, authorize, if necessary, and reserve the maximum number of shares of Purchaser Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to issue the Purchaser Common Stock pursuant to the terms of this Agreement.

8.12

Supplemental Indenture.  On or prior to the Closing Date, the Purchaser shall execute a Supplemental Indenture relating to the Junior Subordinated Debentures issued by Target pursuant to that certain Indenture dated October 14, 2005, between Target, as issuer, and

Wilmington Trust Company, as trustee pursuant to which Purchaser shall assume all liabilities outstanding under the Junior Subordinated Debentures as of the Closing Date.

8.13

Repurchase or Redemption of Target Preferred Stock.  Purchaser covenants and agrees that if Target is unable to repurchase or redeem the Target Preferred Stock because of an inability to receive the appropriate Consent from the Regulatory Authorities that Purchaser shall purchase all outstanding Target Preferred Stock from the U.S. Department of the Treasury for a maximum purchase price of $12.0 million.

8.14

Payment of Target Trust Preferred Interest Payments.  Purchaser covenants and agrees that if Target is unable to pay all accrued and unpaid interest on the Debentures that is due and payable under the terms of the Indenture as of the Closing Date because of an inability to receive the appropriate Consent from the Regulatory Authorities that Purchaser shall pay all such accrued and unpaid interest on the Debentures.

8.15

Prosecution of Regulatory Approvals.  Purchaser covenants and agrees that Purchaser shall use its best efforts to ensure that all Consents of Regulatory Authorities required pursuant to Section 9.1(b) are obtained on or prior to the Closing Date and that Purchaser shall satisfy any conditions or remove any restrictions (other than such conditions or restrictions as are referred to in the last sentence of Section 9.1(b)) placed on the Consents by the Regulatory Authorities prior to Closing.

8.16

Meetings of Shareholders.  Each Party will, as soon as practicable, take all steps under applicable Law and its Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its shareholders at such times as may be mutually agreed to by the Parties for the purpose of approving this Agreement and the transactions contemplated hereby.  Unless otherwise required by the fiduciary duties of its Board of Directors under applicable Law, each Party’s Board of Directors will recommend to such Party’s shareholders the approval of this Agreement and the transactions contemplated hereby and each Party will use its best efforts to obtain the necessary approval by its shareholders of this Agreement and the transactions contemplated hereby.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1

Conditions to Obligations of Each Party.  The respective obligations of each Party to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5:

(a)

Shareholder Approval.  The shareholders of Target and the shareholders of Purchaser shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger and the Bank Merger, as and to the extent required by Law and, by the provisions of any governing instruments.

(b)

Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger and the Bank Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.  No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(c)

Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Mergers (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable; provided that, with the exception of the Consents referred to in Section 9.1(b), Target shall only be required to deliver those consents set forth in Section 5.2(b) of the Target Disclosure Memorandum.  No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(d)

Legal Proceedings.  No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

(e)

Registration Statement.  The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Purchaser Common Stock issuable pursuant to the Merger shall have been received.

(f)

Tax Matters.  Each Party shall have received a written opinion of counsel from Bryan Cave LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the exchange in the Merger of Target Common Stock for Purchaser Common Stock will not give rise to gain or loss to the shareholders of Target with respect to such exchange (except to the extent of any cash received).

(g)

Repurchase or Redemption of Target Preferred Stock.  Target shall have consummated the repurchase or redemption of the Target Preferred Stock effective no later than the Closing Date; provided, however, that if Target is unable to consummate such repurchase or redemption because of an inability to receive the appropriate Consent from the Regulatory Authorities that Purchaser shall purchase the Target Preferred Stock in accordance with the provisions of Section 8.13 of this Agreement.

(h)

Target Trust Preferred Interest Payments.  Target shall have paid all accrued and unpaid interest on the Debentures that is due and payable under the terms of the Indenture as of the Closing Date; provided, however, that if Target is unable to pay all such accrued and unpaid interest because of an inability to receive the appropriate Consents from the Regulatory Authorities that Purchaser shall pay all such accrued and unpaid interest.

9.2

Conditions to Obligations of Purchaser.  The obligations of Purchaser to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Purchaser pursuant to Section 11.5:

(a)

Representations and Warranties.  The representations and warranties of Target and Target Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date), except for inaccuracies that are not reasonably likely to have a Target Material Adverse Effect.

(b)

Performance of Agreements and Covenants.  Each and all of the agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, except where such non-performance or non compliance would not have a Target Material Adverse Effect.

(c)

Certificates.  Target shall have delivered to Purchaser (i) a certificate, dated as of the Effective Time and signed on its behalf by its principal executive officer and its principal financial officer, to the effect that the conditions set forth in Section 9.1 as relates to

Target, Section 9.2(a) and Section 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Target’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Purchaser and its counsel shall request.

(d)

Affiliate Agreements.  Purchaser shall have received from each Person listed in Section 8.8 of the Target Disclosure Memorandum the affiliate agreement referred to in Section 8.8(a).  The affiliate agreements shall be delivered to Purchaser within 30 days from the execution of this Agreement.

(e)

Target Option Cancellation.  Target shall have cancelled all outstanding Target Options, effective as of the Effective Time, and delivered evidence of such cancellation (including but not limited to such optionee consents as may be required in connection with such cancellation) to Purchaser.

(f)

Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.  Purchaser shall have received the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP in the form attached as Exhibit D.

(g)

Opinion of Financial Advisor.  Purchaser shall have received the opinion of Sandler O’Neill + Partners, L.P., dated November 20, 2012 to the effect that the Merger Consideration to be issued in the Merger is fair, from a financial point of view, to the holders of Purchaser Common Stock, and such opinion shall not have been withdrawn.

9.3

Conditions to Obligations of Target.  The obligations of Target to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to Section 11.5:

(a)

Representations and Warranties.  The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date), except for inaccuracies that are not reasonably likely to have a Purchaser Material Adverse Effect.

(b)

Performance of Agreements and Covenants.  Each and all of the agreements and covenants of Purchaser to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, except where such non performance or non-compliance would not have a Purchaser Material Adverse Effect.

(c)

Certificates.  Purchaser shall have delivered to Target (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Purchaser,

Section 9.3(a) and Section 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Purchaser’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Target and its counsel shall request.

(d)

Election of Directors.  The Board of Directors of Purchaser shall have expanded its size to the extent necessary to create two vacancies and appointed or elected the two nominees listed in Exhibit B and approved by the Board of Directors of Purchaser, with such approval not to be unreasonably withheld to fill such vacancies for terms beginning at the Effective Time and continuing until their successors are duly elected and qualified as set forth in Section 2.3.

(e)

Supplemental Indenture.  Purchaser and Wilmington Trust Company shall have executed and delivered a Supplemental Indenture relating to the Junior Subordinated Debentures issued by Target pursuant to that certain Indenture dated October 14, 2005 between Target, as issuer, and Wilmington Trust Company, as trustee.

(f)

Opinion of Bryan Cave.  Target shall have received the opinion of Bryan Cave LLP in the form attached as Exhibit E.

(g)

Opinion of Financial Advisor.  Target shall have received the opinion of Raymond James & Associates, Inc., dated November 28, 2012, to the effect that the Merger Consideration to be received by the holders of Target Common Stock is fair, from a financial point of view, to such holder, and such opinion shall not have been withdrawn.

(h)

Affiliate Agreements.  Target shall have received from each Person listed in Section 8.8 of the Purchaser Disclosure Memorandum the affiliate agreement referred to in Section 8.8(b).  The affiliate agreements shall be delivered to Target within 30 days from the execution of this Agreement.

ARTICLE 10

TERMINATION

10.1

Termination.  Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time:

(a)

By mutual written consent of the Boards of Directors of Purchaser and Target; or

(b)

By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material Breach by the other Party which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach (provided that the right to effect such cure shall not extend beyond the lesser of 30 days after the giving of such written notice or the date set forth in subparagraph (d) below) and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Target Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable, on the breaching Party; or

(c)

By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Mergers and the other transactions contemplated hereby shall have been denied or any condition or restriction on such Consent (other than a condition or restriction of the type specified in the last sentence of Section 9.1(b)) shall not have been satisfied or removed by Purchaser, or (ii) the shareholders of Target or Purchaser fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or

(d)

By the Board of Directors of either Party in the event that the Mergers shall not have been consummated by April 30, 2013, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); provided that such termination date shall be automatically extended until May 31, 2013 if the sole impediment to Closing is the delay or failure of (i) any Regulatory Authority to provide any necessary Consent, or (ii) the Registration Statement being declared effective by the SEC.

(e)

By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Mergers cannot be satisfied or waived by the date specified in Section 10.1(d), provided that the failure to consummate the Mergers is not caused by the Party electing to terminate pursuant to this Section 10.1(e); or

(f)

By the Board of Directors of Purchaser if the Board of Directors of Target

(i)

shall withdraw, modify or change its recommendation to the Target shareholders with respect to this Agreement or the Merger, cancel the meeting in which the shareholders or Board of Directors will vote on such Agreement, or shall have resolved to do any of the foregoing or;

(ii)

either recommends to the Target shareholders or affirmatively approved any Acquisition Transaction or makes any announcement of any agreement to enter into an Acquisition Transaction; or

(g)

By the Board of Directors of Target if Target receives a bona fide written offer with respect to an Acquisition Transaction, and the Board of Directors of Target determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to Target’s shareholders than the transactions contemplated by this Agreement; or

(h)

By the Board of Directors of Purchaser if the holders of more than 5% in the aggregate of the Outstanding Target Shares assert dissenters’ rights in compliance with Section 180,1321(i) of the WBCL.

(i)

By the Board of Directors of Target if the Board of Directors of Purchaser shall withdraw, modify or change its recommendation to the Purchaser shareholders with respect to this Agreement or the Merger, cancel the meeting in which the shareholders or Board of Directors will vote on such Agreement, or shall have resolved to do any of the foregoing.

10.2

Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2, 10.4, and Article 11 and Section 8.5(b) shall survive any such termination and abandonment.

10.3

Non-Survival of Representations and Covenants.  The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Article 10 and Articles 1, 2, 3, 4 and 11 and Sections 8.4 and 8.9.

10.4

Termination Payments.

(a)

(i)  If this Agreement is terminated by either of the Parties pursuant to subsection 10.1(f) or 10.1(g), then Target (or its successor) shall pay or cause to be paid to Purchaser, as liquidated damages and not as a penalty, upon demand a termination payment of $750,000 payable in same day funds; provided that Purchaser materially complies with its obligations under this Agreement.

(ii)  If this Agreement is terminated by Target pursuant to subsection 10.1(i), then Purchaser (or its successor) shall pay or cause to be paid to Target, as liquidated damages and not as a penalty, upon demand a termination payment of $750,000 payable in same day funds; provided that Target materially complies with its obligations under this Agreement.

(b)

In the event that this Agreement is terminated by either party pursuant to subsection 10.1(b), the breaching Party shall pay or cause to be paid to the non-breaching Party, as liquidated damages and not as a penalty, upon demand a termination payment of $1,000,000, plus documented out-of-pocket expenses and costs incurred by the non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking, consultants, accountants, attorneys and other agents.

(c)

The Parties agree that the termination payments are a reasonable forecast of the harm that would be caused by termination and that damages from such termination are difficult to estimate as of the date of this Agreement.  This Section 10.4 shall be the sole and exclusive remedy for actionable breach by the breaching Party under Section 10.1(b) of this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1

Definitions.

(a)

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Acquisition Proposal” with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

“Acquisition Transaction” shall mean:  (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer other disposition of all or substantially all of the assets of Target, or the beneficial ownership or 15% or more of any class of Target capital stock; or (iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Target capital stock.

“Affiliate” of a Person shall mean:  (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Breach” shall mean, with respect to a representation, warranty, covenant, obligation or other provision of this Agreement, or any instrument delivered pursuant to this Agreement, any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision of this Agreement.

“Cash Merger Consideration” shall have the meaning ascribed to it in Section 3.1(b).

“Cash-Out Shares” shall mean those shares held by holders of record of 200 or fewer shares of Target Common Stock (subject to adjustment as provided in Section 3.1(b).

“Closing” shall have the meaning given to it in Section 1.4.

“Closing Date” shall mean the date on which the Closing occurs.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Debentures” shall mean the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued by Target.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Dissenting Shares” shall mean shares with respect to which the holders thereof have perfected dissenters’ rights under Subchapter XIII of the WBCL.

“Environment” shall mean any soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, natural or artificial drainage systems, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, biota, and any other environmental media or natural resource.

“Environmental Laws” shall mean any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law (including but not limited to nuisance or trespass claims), and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the Environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above-ground storage tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

“Equity Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exhibits” shall mean the Exhibits marked A through F, copies of which are attached to this Agreement.  Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“GAAP” shall mean accounting principles generally accepted in the United States, consistently applied during the periods involved and in the immediately preceding comparable period.

“Hazardous Material(s) shall mean any substance or material, whether solid, liquid or gaseous in concentration, quantity or location (i) which is listed, defined or is regulated as a “hazardous substance,” “hazardous waste,” “hazardous constituent,” “contaminant,” “medical waste,” “infectious waste” or “solid waste,” or otherwise classified as a hazardous, toxic, or regulated substance, in or pursuant to any Environmental Law; (ii) which is, or is regulated because it contains, lead, asbestos, radon, methane, infectious matter or waste, carcinogenic, mutagenic, pathogenic organism(s), fomites, polychlorinated biphenyl, perchlorate, any perfluorooctanoic acid or any substance similar to perfluorooctanoic acid, any polybrominated diphenyl ether, bisphenol A, BPA, hexabromobiphenyl, lindane, perfluorooctane, 1,4-dioxane, 1,2,3-trichloropropane, urea formaldehyde foam insulation, any actual or suspected “endocrine-disruptor” that mimics or blocks hormones or effects, impacts or interferes with a human endocrine system, any explosive or radioactive material, unexploded ordinance, fuel, natural or synthetic gas, motor fuel, petroleum product or constituent, or other hydrocarbons; or (iii) which causes or poses a threat to cause personal injury, property damage, diminution in value, contamination, danger, pollution, a nuisance, or a hazard to any Asset, any property, the Environment, or to the health or safety of persons or property.

“Indenture” shall mean that certain Indenture dated as of October 14, 2005 between Target and Wilmington Trust relating to the Debentures.

“Intellectual Property” shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean (i) with respect to Purchaser, the personal knowledge after due inquiry of Robert B. Atwell, Michael Daniels, Ann Lawson and Eric Witczak; and (ii) with respect to Target, Kim Gowey, Scot Thompson, Rhonda Norrbom and William Weiland and the knowledge of any such persons set forth if clauses (i) and (ii) above obtained or which would have been obtained from a reasonable investigation.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” shall mean any liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether due or to become due, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the Banking business, (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien; and (iv) the items set forth in Section 5.11(a) of the Target Disclosure Memorandum.

“Litigation” shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard before or by, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Merger Consideration” shall mean the shares of Purchaser Common Stock, the Cash Merger Consideration and cash to be delivered in lieu of fractional shares.

“Operating Property” shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries except for OREO, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“OREO” means any real estate owned by Target Bank and designated as “other real estate owned.”

“Party” shall mean either Target or Purchaser, and “Parties” shall mean both Target and Purchaser.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement” shall mean the proxy statement used by Target to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Purchaser relating to the issuance of the Purchaser Common Stock to holders of Target Common Stock.

“Purchaser Bank” shall mean Nicolet National Bank, which is a national bank chartered under the Laws of the United States of America.

“Purchaser Common Stock” shall mean the $0.01 par value common stock of Purchaser.

“Purchaser Options” shall mean options to purchase Purchaser Common Stock under Purchaser’s employee benefit plans.

“Purchaser Disclosure Memorandum” shall mean the written information entitled “Purchaser Disclosure Memorandum” delivered prior to the date of this Agreement to Target and any updates thereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.  Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section referenced with respect thereto, provided that sufficient details are set forth in such disclosure such that a reasonable person would understand that such disclosure was related to such other representation or warranty.

“Purchaser Entities” shall mean, collectively, Purchaser and all Purchaser Subsidiaries.

“Purchaser Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Purchaser as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), and (ii) the unaudited consolidated balance sheet (including related notes and schedules, if any) of Purchaser as of September 30, 2012, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by Purchaser to Target prior to execution of this Agreement.

“Purchaser Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has, or is reasonably likely to have, a material adverse impact on (i) the financial position, business, results of operations or prospects of the Purchaser Entities, taken as a whole, or (ii) the ability of Purchaser to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, or changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, so long as such changes or conditions do not adversely affect the Purchaser Entities, taken as a whole, in a materially disproportionate manner relative to similarly situated banks and their holding companies, (b) actions and omissions of any of the Purchaser Entities taken with the prior informed written Consent of Target in contemplation of the transactions contemplated hereby, (c) the direct effects of compliance with this Agreement on the operating performance of the Purchaser Entities taken as a whole, including expenses incurred by the Purchaser Entities in consummating the transactions contemplated by this Agreement; (d) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions and (e) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism.

“Purchaser Regulatory Reports” shall mean the reports, registrations and statements, together with any amendments thereto, that are required to be filed with the Federal Reserve, the FDIC, the OCC or any other regulatory authority having supervisory jurisdiction over the Purchaser Entities.

“Purchaser Subsidiaries” shall mean the Subsidiaries of Purchaser set forth on Section 11.1(a) of the Purchaser Disclosure Memorandum and any corporation, bank, statutory trust, savings association, limited liability company or other organization acquired as a Subsidiary of Purchaser in the future and held as a Subsidiary by Purchaser at the Effective Time.

“Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Purchaser under the 1933 Act with respect to the shares of Purchaser Common Stock to be issued to the shareholders of Target in connection with the transactions contemplated by this Agreement.

“Regulatory Authorities” shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the FDIC, the OCC, the DFI, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

“Release” or “Released” means any spilling, leaking, pumping, pouring, emptying, injecting, emitting, discharging, depositing, escaping, leaching, migration, filtration, pouring, seepage, disposal, dumping, or other releasing into the indoor or outdoor Environment, whether intentional or unintentional, including, without limitation, the movement of Hazardous Materials in, on, under or through the Environment.

“Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“State-Restricted Shares” shall mean shares of Target Common Stock held by residents of states in which the Purchaser Common Stock cannot be issued in the Merger under state Securities Laws without commercially unreasonable effort or expense.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Surviving Entity” shall mean Nicolet Bankshares, Inc. as the surviving corporation resulting from the Merger.

“Target Bank” shall mean Mid-Wisconsin Bank, a Wisconsin state bank

“Target Common Stock” shall mean the $0.10 par value common stock of Target.

“Target Disclosure Memorandum” shall mean the written information entitled “Target Disclosure Memorandum” delivered prior to the date of this Agreement to Purchaser and any updates thereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.  Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section referenced with respect thereto, provided that sufficient details are set forth in such disclosure such that a reasonable person would understand that such disclosure was related to such other representation or warranty.

“Target Entities” shall mean, collectively, Target and all Target Subsidiaries.

“Target Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Target as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) as filed by Target in SEC documents, and (ii) the unaudited consolidated balance sheet (including related notes and schedules, if any) of Target as of September 30, 2012, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by Target to Purchaser prior to execution of this Agreement.

“Target Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has, or is reasonably likely to have, a material adverse impact on (i) the financial position, business, results of operations or prospects of the Target Entities, taken as a whole, or (ii) the ability of Target to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, or changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, so long as such changes or conditions do not adversely affect the Target Entities, taken as a whole, in a materially disproportionate manner relative to other similarly situated banks and their holding companies, (b) actions and omissions of any of the Target Entities taken with the prior informed written Consent of Purchaser in contemplation of the transactions contemplated hereby, (c) the direct effects of compliance with this Agreement on the operating performance of the Target Entities taken as a whole, including expenses incurred by the Target Entities in consummating the transactions contemplated by this Agreement; (d) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions, and (e) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism.

“Target Preferred Stock” shall mean the preferred stock, no par value, of Target, including but not limited to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

“Target Regulatory Reports” shall mean the reports, registrations and statements, together with any amendments thereto, that are required to be filed with the Federal Reserve, the FDIC, the DFI or any other regulatory authority having supervisory jurisdiction over the Target Entities.

“Target Shareholders Meeting” shall mean the meeting of the shareholders of Target to be held pursuant to this Agreement, including any adjournment or adjournments thereof.

“Target Subsidiaries” shall mean the Subsidiaries of Target set forth on Section 11.1(a) of the Target Disclosure Memorandum and any corporation, bank, savings association, statutory trust, limited liability company or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

“WBCL” shall mean the Wisconsin Business Corporation Law.

(b)

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

11.2

Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

11.3

Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.4

Amendments.  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that pursuant to Subchapter XI of the WBCL requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of Target Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Target Common Stock will be exchanged for shares of Purchaser Common Stock shall not be amended after the Target Shareholders’ Meeting in a manner adverse to the holders of Target Common Stock without any requisite approval of the holders of the issued and outstanding shares of Target Common Stock entitled to vote thereon.

11.5

Waivers.

(a)

Prior to or at the Effective Time, Purchaser, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by a Target Entity, to waive or extend the time for the compliance or fulfillment by a Target Entity of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Purchaser under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of Purchaser.

(b)

Prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by a Purchaser Entity, to waive or extend the time for the compliance or fulfillment by a Purchaser Entity of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

(c)

The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement.  No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.6

Assignment.  Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.7

Notices and Service of Process.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Target:

Mid-Wisconsin Financial Services, Inc.

132 West State Street

Medford, Wisconsin 54451

Attention:

Chief Executive Officer

With a copy to:

Robert M. Fleetwood, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street

Suite 3900

Chicago, Illinois 60606

Purchaser:

Nicolet Bankshares, Inc.

111 North Washington Street

Green Bay, Wisconsin 54305

Attention:

Chief Executive Officer

With a copy to:

Katherine M. Koops, Esq.

Bryan Cave LLP

One Atlantic Center, 14th Floor

1201 West Peachtree Street, N.E.

Atlanta, Georgia 30309

The Parties agree that service of process may be effected by certified or registered mail, return receipt requested, directed to the other Party at the addresses set forth in this Section 11.7, and service so made shall be completed when received.

11.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Wisconsin, without regard to any applicable conflicts of Laws.

11.9

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.10

Captions; Articles and Sections.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.  Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.11

Interpretations.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise.  No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

11.12

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signatures appear on next page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

NICOLET BANKSHARES, INC.

By:  /s/ Robert B. Atwell

Robert B. Atwell

Chief Executive Officer

MID-WISCONSIN FINANCIAL SERVICES, INC.

By:  /s/ Kim A. Gowey

Kim A. Gowey

Chairman of the Board

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